SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) :
December 27, 1996


SHARED TECHNOLOGIES CELLULAR, INC.


DELAWARE			1-13732			06-386411
(State or other			(Commission 		(I.R.S.
jurisdiction of			File Number)		Employer
incorporation)						Identification
							No.)

 100 Great Meadow Road, Suite 102
Wethersfield, CT						06109
(Address of principal					(Zip Code)
executive offices)


Registrant's telephone number, including area code
(860)-258-2500)

Total number of sequentially numbered pages in this
filing, including exhibits hereto:	45

Item 5: Other Events

Shared Technologies Cellular, Inc. ("STC" or the "Company") entered into an agreement dated as of December 27, 1996 (the "Purchase Agreement") with RHI Holdings, Inc. ("RHI") pursuant to which STC agreed to sell up to 1,500,000 common stock units ("Units") for an aggregate purchase price of $4,500,000.
Each Unit consists of one share of the Company's common stock, $.01 par value, and one warrant to purchase an additional share of such common stock.
The Units were priced at $3.00 each, and the warrants have and exercise price of of $3.00 per share.

The Purchase Agreement provides for several stages of financing.  The
Company closed on the first stage of financing on December 30, 1996, selling 250,000 Units and receiving proceeds of $730,000, net of certain transactional expenses. The Purchase Agreement further provides for up to three additional stages of financing, pursuant to which RHI may purchase an additional 250,000 Units on or prior to January 31, 1997, an additional 166,667 Units on or prior to February 28, 1997 and an additional 833,333 Units on or prior to May 29, 1997, provided, however, that STC may, at its sole discretion, terminate such right of RHI at any time in whole or in part.
STC has the option to repurchase (the "Repurchase Option"), at any time on or prior to May 29, 1997 all of the Units purchased by RHI and held by RHI at such time at the prices set forth in Section 2 of the Purchase Agreement. If STC does not exercise the Repurchase Option, RHI will have the option
(the "Special Option") to purchase such number of additional Units from Issuer as would result in RHI having purchased an aggregate of 666,667 Units under the Purchase Agreement.

The Purchase Agreement provides that STC shall use its best efforts to cause the Board of Directors of STC to include at least one member designated by RHI so long as RHI owns capital stock (or rights to purchase capital stock) comprising 5% or more of the voting power in STC and at least two members designated by RHI so long as RHI owns capital stock (or rights to purchase capital stock) comprising 10% or more of the voting power in STC.

The Company intends to use proceeds received from the financing for general working capital.

In addition, pursuant to an option agreement dated as of December 27, 1996 (the "Option Agreement") between RHI and Shared Technologies Fairchild Inc., a Delaware corporation ("STFI"), RHI purchased from STFI an option
(the "Series B Option") to purchase from STFI 250,000 shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Shares") of STC and related rights of STFI under a certain stock purchase agreement dated as of August 19, 1996 (the "STFI Stock Purchase Agreement"). The Series B Option expires June 4, 1997 unless RHI exercises the Special Option. Each share of Series B Preferred stock is convertible into a minimum of 2.5 shares of STC common stock and a maximum of 3.33 shares of STC common stock (the conversion price is based on the market price of such common stock). Upon conversion of the Series B Preferred Shares, the holder shall receive from STC a warrant entitling the holder to purchase such number of shares of STC common stock equal to the number of shares issued to such holder upon such conversion. The STFI Stock Purchase Agreement provides that STFI shall be entitled to designate at least one member to STC's Board of Directors so long as STFI owns capital stock (or rights to purchase capital stock) comprising more than 5% of the voting power in STC.

Item 7. Financial Statements and Exhibits


(c)	Exhibits

Exhibit No.	Description				Page No.

4.1		Purchase Agreement dated
		December 27, 1996		                    5


4.2		Common Stock Warrant			    25

4.3		Option Agreement 			    40







































SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							Shared Technologies 										Cellular, Inc.




						By:  _/s/ Vincent DiVincenzo
							Vincent DiVincenzo
							Chief Financial Officer




Date: January 23, 1997































PURCHASE AGREEMENT


dated as of December 27, 1996


between


SHARED TECHNOLOGIES CELLULAR, INC.

 and

RHI HOLDINGS, INC.









                                TABLE OF CONTENTS


                                                                            Page


1.       Purchase and Sale..........................................  1
         1.1      Purchase...................................................  1
         1.2      Notice of Purchase....................................  2
         1.3      The Closings..........................................  2

2.       Company's Repurchase Option....................................  3

3.       Representations and Warranties of the Company..................  3
         3.1      Organization and Corporate Power......................  3
         3.2      Authorization.........................................  4
         3.3      Capitalization........................................  4
         3.4      Stockholder Agreements................................  5
         3.5      Subsidiaries..........................................  5
         3.6      SEC Filings...........................................  5
         3.7      Financial Statements..................................  5
         3.8      Absence of Undisclosed Liabilities....................  6
         3.9      Certain Developments..................................  6
         3.10     Title to Properties...................................  6
         3.11     Contracts and Commitments.............................  7
         3.12     Proprietary Rights; Employee Restrictions.............  7
         3.13     Effect of Transactions................................  8
         3.14     Litigation............................................  8
         3.15     Securities Laws.......................................  8
         3.16     Business..............................................  8
         3.17     Books and Records.....................................  8
         3.18     Environmental Compliance..............................  9
         3.19     Information Supplied to RHI...........................  9
         3.20     Brokers...............................................  9
         3.21     Employee Benefit Plans................................ 10
         3.22     Employees............................................. 10

4.       Representations and Warranties of RHI.......................... 10
         4.1      Investment............................................ 10
         4.2      Authority............................................. 11
         4.3      Experience............................................ 11
         4.4      Accredited Investor................................... 11

5.       Conditions Precedent to Closing................................ 11

6.       Certain Covenants of the Company............................... 12
         6.1      Financial Statements.................................. 12
         6.2      Payment of Taxes, Compliance with Laws, etc........... 12
         6.3      Insurance............................................. 13
         6.4      Maintenance of Properties and Licenses................ 13
         6.5      Affiliated Transactions............................... 13
         6.6      Inspection Rights..................................... 13

                                         -i-


                                                                            Page
         6.7      Litigation............................................ 14
         6.8      Merger, Consolidations, Disposal of Ownership of
                  Subsidiaries, etc..................................... 14
         6.9      RHI Designates to Board of Directors.................. 14

7.       Miscellaneous.................................................. 14
         7.1      Transfer of Rights.................................... 14
         7.2      Rules 144 and 144A.................................... 15

         7.3      Delays or Omissions................................... 15
         7.4      Adjustments........................................... 15
         7.5      Successors and Assigns................................ 16
         7.6      Survival of Representations and Warranties............ 16
         7.7      Expenses.............................................. 16
         7.8      Notices............................................... 16
         7.9      No Conditions to Effectiveness; Entire Agreement...... 17
         7.10     Amendments and Waivers................................ 17
         7.11     Counterparts.......................................... 17
         7.12     Governing Law......................................... 18


                                      -ii-






                               PURCHASE AGREEMENT


          This Agreement dated as of December 27, 1996 is by and among SHARED TECHNOLOGIES CELLULAR, INC., a Delaware corporation, (the "Company"), and RHI HOLDINGS, INC., a Delaware corporation ("RHI").

          WHEREAS, the Company wishes to sell to RHI, and RHI wishes to purchase from the Company, units of the Company, each unit consisting of (i) one share of common stock, par value $0.01 per share (the "Common Stock"), of the Company and
(ii) one detachable warrant (each, a "Warrant," and collectively, the "Warrants") to purchase, initially, one share of Common Stock at, initially, a price of $3.00 per share (such unit, "Unit").

          WHEREAS, concurrently herewith, Shared Technologies Fairchild Inc., a Delaware corporation ("STFI"), and RHI are entering into that certain Option Agreement dated as of the date hereof (the "Option Agreement").

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

1.   Purchase and Sale

     1.1  Purchase.

          (a) Subject to the conditions set forth herein, RHI hereby agrees to purchase from the Company, and the Company hereby agrees to sell to RHI, on (the "Initial Commitment") or prior to December 31, 1996, 250,000 Units at a purchase price of $3.00 per Unit (the "Purchase Price"). The purchase and sale of Units pursuant to this paragraph is herein referred to as the "Initial Closing."

          (b) In addition, subject to the conditions set forth herein, RHI hereby agrees to purchase (the "Additional Commitment") from the Company, and the Company hereby agrees to sell to RHI:

               (1)  on or prior to January 31, 1997, an additional 250,000
                    Units,

               (2) on or prior to February 28, 1997, an addition- al 166,667 Units, and

               (3) on or prior to the 150th day after the date of Initial Closing (such 150th day, the "Applicable Date"), an additional 833,333 Units,









in each case, at the Purchase Price per Unit; provided, however, that RHI may by notice to the Company, or the Company by notice to RHI, terminate the Additional Commitment, in whole or in part, each at its option and for any or no reason whatsoever. Upon such termination of the Additional Commitment, RHI shall no longer be obligated to purchase from the Company, and the Company shall no longer be obligated to sell to RHI (except pursuant to Section 1.1(c)), any additional Units.

          (c) In the event that the Company does not exercise the Repurchase Option on or prior to the Applicable Date, RHI shall have the right to purchase (the "Special Option"), within 5 business days of the Applicable Date, such number of additional Units from the Company at the Purchase Price per Unit as would result in RHI having purchased an aggregate of 666,667 Units under this Agreement. The Special Option may be exercised by notice to the Company specifying the proposed date of purchase, which shall be a business day. Such notice shall be irrevocable and binding upon RHI. In the event that RHI shall not have purchased an aggregate of 666,667 Units under this Agreement on or prior to the 156th day after the date of the Initial Closing, the Option (as defined in the Option Agreement) shall terminate in accordance with the terms of the Option Agreement.

          (d) In the event of any stock dividend, stock split or combination or any other recapitalization, the Purchase Price and the number of Units subject to the Initial Commitment, the Additional Commitment and the Special Option, as well as the repurchase prices set forth in Section 2 below, shall be adjusted accordingly.

     1.2 Notice of Purchase. RHI may purchase Units pursuant to the Initial Commitment or the Additional Commitment by giving notice to the Company of its intention to purchase. Such notice shall state the proposed date of purchase (which shall be a business day) and the number of Units to be purchased on such date. Such notice shall be irrevocable and binding upon RHI.

     1.3 The Closings. Each closing (a "Closing") of the sale and purchase of the Units by RHI pursuant to this Agreement shall take place at the offices of the Company or at such other place as the parties hereto shall agree. At each Closing, the Company shall deliver to RHI the stock certificate(s) representing the shares of Common Stock and the warrant certificate(s) in the form of Exhibit A hereto representing the Warrants (collectively, the "Warrant Certificates") comprising the Units being purchased, registered in the name of RHI (or the name or names of its nominee(s)), and RHI shall deliver to the Company the Purchase Price for each Unit being purchased by certified check or other immediately available funds. The Company shall also deliver to RHI (i) the documents set forth in Section 5 and (ii) the fees and disbursements of RHI's counsel referred to in Section 7.7. Notwithstanding the foregoing, the stock certificate(s) representing the shares of Common Stock that are part of the Units being purchased at the Initial Closing may be delivered as soon as practicable after the Initial Closing but in any event within 10 days of the Initial Closing; provided, however, that (x) RHI shall have received at the Initial Closing evidence satisfactory to it that the Company has irrevocably instructed the transfer agent and registrar for the Common Stock to issue such stock certificate(s) to RHI and (y) for all purposes, RHI shall be deemed a holder of, and have the benefits of, the shares of Common Stock to be represented by such stock certificate(s).

2. Company's Repurchase Option. The Company shall have the right to repurchase (the "Repurchase Option"), at any time on or prior to the Applicable Date, all of the Units purchased by RHI and held at such time by RHI (but not less than all of such Units), at a price per Unit equal to (i) $3.15 if repurchased on or prior to January 31, 1997, (ii) $3.30 if repurchased after January 31, 1997 but on or prior to February 28, 1997 and (iii) $3.45 if repurchased after February 28, 1997 but on or prior to the Applicable Date; provided, however, that STFI shall, simultaneously with such repurchase by the Company, repurchase the Option (as defined in the Option Agreement) from RHI in accordance with the terms of the Option Agreement. The Repurchase Option may be exercised by notice to RHI specifying the proposed date of repurchase, which shall be a business day. Such notice shall be irrevocable and binding upon the Company.

3. Representations and Warranties of the Company. Except as disclosed in the Disclosure Schedule hereto by reference to specific sections of this Agreement, the Company hereby represents and warrants, at the date hereof and at each Closing, to RHI as follows:

     3.1 Organization and Corporate Power. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), assets, liabilities, properties, business, operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company and each of its subsidiaries has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform the obligations incurred or to be incurred under this Agreement and the Warrants (the "Financing Documents"), and generally to carry out the transactions contemplated hereby. The charter documents of the Company and its subsidiaries, as amended to date, that have been furnished to counsel for RHI by the Company, are correct and complete at the date hereof. Except as set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of (a) any material agreement or instrument relating to accounts payable arising in the ordinary course of business of the Company and its subsidiaries, or (b) any term of its charter documents, or (c) any term of any other agreement or instrument, or any judgment, decree, order law, statute, rule, authorization or government regulation, in each case, applicable to the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or by which it or any of its respective properties is bound.

     3.2 Authorization. This Agreement is and the Warrants when issued will be the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary corporate or other action of the Company. The issuance, sale and delivery of the shares of Common Stock hereunder (the "Shares"), the issuance and delivery of the Warrants and the issuance of shares of Common Stock issuable upon exercise of Warrants (the "Warrant Shares" and together with the Shares and the Warrants, the "Securities") have been duly authorized by all necessary corporate action on the part of the Company, and the Securities have been reserved for issuance. The Shares and the Warrant Shares, when issued, will be duly and validly issued, fully paid and nonassessable. Other than required filings under applicable state securities laws, no consent, approval, or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of the Company in connection with the execution and delivery of the Financing Documents, or the issuance and delivery of the Securities in accordance with the terms of this Agreement or the consummation of any other transaction contemplated hereby.

     3.3 Capitalization. The authorized capital stock of the Company at the date hereof consists of (a) 10,000,000 shares of Common Stock, 4,606,184 of which shares are issued and outstanding, and (b) 5,000,000 shares of Preferred Stock, of which 500,000 are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable and all securities previously issued and sold by the Company were issued and sold in compliance with applicable Federal and state securities laws. Except as set forth in the Disclosure Schedule, no other shares of capital stock of the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares have been issued or reserved for issuance, and except as contemplated by the Financing Documents, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries is authorized or outstanding, (b) there is not any commitment or offer of the Company or any of its subsidiaries to issue any subscription, warrant (other than the Warrants), option, convertible security or other such right to issue or distribute to holders of any shares of its indebtedness or assets of the Company or any of its subsidiaries, (c) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (d) there are no restrictions on the transfer of the Company's capital stock other than those arising from Federal and state securities laws. Except as contemplated by this Agreement, no person or entity is entitled to (x) any preemptive or similar right with respect to issuance of any capital stock of the Company, or (y) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act").

     3.4 Stockholder Agreements. Except as set forth on the Disclosure Schedule, there are no agreements, written or oral, between the Company and any of the holders of the Company's capital stock, or, to the best of the Company's knowledge, between or among any holders of the Company's capital stock, in their capacities as such.

     3.5 Subsidiaries. Except as set forth in the Disclosure Schedule, the Company has no subsidiaries and does not own directly or indirectly, any interest in any corporation, association or business entity. Each subsidiary of the Company is wholly owned.

     3.6 SEC Filings. Except as set forth in the Disclosure Schedule, the Company has timely filed all reports and other documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, and rules and regulations promulgated thereunder (including schedules and exhibits, collectively, "SEC Filings"). No filing made under the Securities Act or the Exchange Act, as of its date, contained any false or misleading statement or omitted to include any statement necessary to make the statements therein contained not misleading.

     3.7 Financial Statements. The Company has made available to RHI a copy of all of the Company's SEC Filings. The financial statements (including the footnotes thereto) included in the SEC Filings (collectively, "Financial Statements") were prepared in accordance with generally accepted accounting principles consistently applied during the periods covered thereby, are correct, complete and in accordance with the books and records of the Company and its subsidiaries in all material respects, and fairly and accurately present the consolidated financial position of the

Company on the dates of such statements and the consolidated results of its operations for the periods covered thereby.

     3.8 Absence of Undisclosed Liabilities. Except as and to the extent expressly disclosed in the Financial Statements, the Company does not know of any liabilities of a type required under generally accepted accounting principles to be disclosed therein as of the respective dates thereof.

     3.9 Certain Developments. Since the date of the Company's Form 10-Q for the nine months ended September 30, 1996, there has been (a) a material decline in the Company's financial condition, (b) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of any of the capital stock of the Company, (c) no waiver of any material right of the Company or any of its subsidiaries or cancellation of any material debt or claim held by the Company or any of its subsidiaries, (d) no loan by the Company or any of its subsidiaries to any officer, or director, employee or stockholder of the Company or any of its subsidiaries, or any agreement or commitment therefor, (e) no material loss, destruction or damage to any property of the Company or any of its subsidiaries, whether or not insured, (f) no material labor disputes involving the Company or any of its subsidiaries and no material change in the personnel of the Company or any of its subsidiaries or the terms and conditions of their employment, and
(g) otherwise than for fair value and in the ordinary course of business, no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Company or any of its subsidiaries.

     3.10 Title to Properties. To the best of the Company's knowledge, the Company and its subsidiaries have good and marketable title to, or a valid leasehold interest in, all of the properties and assets owned or used by them or located on their premises, free and clear of all liens, restrictions or encumbrances, except such liens, restrictions or encumbrances as would not, singly or in the aggregate, have a Material Adverse Effect. All machinery, equipment and other tangible assets included in such properties is in good condition and repair, reasonable wear and tear excepted, and all leases of real or personal property to which the Company or any of its subsidiaries is a party are fully effective and afford the Company and its subsidiaries peaceful and undisturbed possession of the subject matter of the lease. Neither the Company nor any of its subsidiaries is in violation of any zoning, building or safety ordinance, regulation or requirement or other law, or regulation applicable to the operation of its owned properties which violation would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased properties, nor has it received any notice of violation with which it has not complied, where such violation would have a Material Adverse Effect.

     3.11 Contracts and Commitments. The SEC Filings include all agreements of any nature to which the Company or any of its subsidiaries is a party or by which it or any of its properties are bound which are material to the conduct and operations of its business and properties. To the best of the Company's knowledge, all such agreements are valid, binding and in full force and effect. To the best of the Company's knowledge, no key employee is a party to any outstanding contract, obligation or commitment with any prior employer. Neither the Company nor any of its subsidiaries is a party to any oral or written contract or agreement prohibiting them from freely competing or engaging in the business or businesses of the Company anywhere in the world. Except as set forth in Schedule 3.11, neither the Company nor any of its subsidiaries is in default under any contract, obligation or commitment which default would, singly or in the aggregate, have a Material Adverse Effect, and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default. Neither the Company nor any of its subsidiaries is a party to any contract or arrangement which under circumstances now foreseeable would have a Material Adverse Effect.

     3.12 Proprietary Rights; Employee Restrictions. Except as disclosed in the Disclosure Schedule, the Company and its subsidiaries have ownership of or license to use all patent, copyright, trademark or other proprietary rights used or to be used in their business as presently conducted or contemplated and, to the best knowledge of the Company, neither the present nor contemplated business, activities or products of the Company and its subsidiaries infringe any such patent, copyright, trademark or other proprietary rights of others. Neither the Company nor any of its subsidiaries has received any notice or other claim from any person asserting that any of the present or contemplated activities of the Company or any of its subsidiaries infringe or may infringe any such rights of such person. To the best knowledge of the Company, the Company and its subsidiaries have the right to use, free and clear of claims or rights of others, all trade secrets and know-how, including without limitation: customer lists, manufacturing processes, hardware designs, programming processes, software and other trade secrets or know-how required for or incident to their products or its business as presently conducted or contemplated. The Company and its subsidiaries have taken all steps required to establish and preserve their ownership of all copyright, trade secret and other proprietary rights with respect to their products and technology. Neither the Company nor any of its subsidiaries is aware of any infringement by others of its copyrights, trademarks or other proprietary rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the best knowledge of the Company, neither the Company nor any of its subsidiaries is making unlawful use of any confidential information or trade secrets of any past or present employees of the Company or any of its subsidiaries. To the best knowledge of the Company, the activities of employees of the Company and its subsidiaries on their behalf do not violate any agreements or arrangements known to the Company which any such employees may have with former employers.

     3.13 Effect of Transactions. The execution, delivery and performance by the Company of this Agreement and the offering, issuance and sale of the Securities do not and will not conflict with or result in any violation of, breach of or default under any contract, obligation or commitment of the Company or any of its subsidiaries, or any charter provision, by-law or corporate restriction of the Company or any of its subsidiaries, or result in the creation of any lien, charge, security interest or encumbrance of any nature upon any of the properties or assets of the Company or any of its subsidiaries, except pursuant to this Agreement, or violate any instrument, agreement, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or by which it or any of its properties is bound.

     3.14 Litigation. Except as otherwise disclosed in the Disclosure Schedule, there is no action, suit, proceeding or claim or governmental inquiry pending or, to the best knowledge of the Company, threatened (a) against the Company or any of its subsidiaries or otherwise affecting any of its properties or assets, or (b) against any director, officer or Key Employee which may have a Material Adverse Effect or (c) which may call into question the validity, or materially hinder the enforceability or performance, of any Financing Document, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which such action, suit, proceeding, inquiry or investigation might properly be instituted.

     3.15 Securities Laws. Assuming the accuracy of the representations and warranties of RHI contained in Section 4, the offer, issuance and sale of the Securities in accordance with this Agreement are and will be in compliance with applicable Federal and state securities laws, as presently in effect.

     3.16 Business. The Company and its subsidiaries have all necessary franchises, permits, licenses and other rights and privileges (collectively, "Permits") necessary to permit them to own their property and to conduct their business as is presently conducted or contemplated, except any such Permit the failure of which to have would not have a Material Adverse Effect.

     3.17 Books and Records. The minute books of the Company and its subsidiaries contain complete and accurate records of all meetings and other corporate actions of their respective stockholders and Boards of Directors and committees thereof. The stock ledgers of the Company and its subsidiaries are complete and reflects all issuances, transfers, repurchases and cancellations of shares of their respective capital stock.

     3.18 Environmental Compliance. Neither the Company nor any of its subsidiaries or any of their respective successors (a) has ever violated, or is presently not in compliance with, any Federal, state, and local environmental or health and safety laws, rules, regulations, ordinances, or by-laws ("Environmental Laws") applicable to its business and properties; (b) has generated, manufactured, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any pollutant, toxic substance, hazardous waste, hazardous substance, hazardous material, oil, or petroleum product ("Hazardous Materials") as defined under any Environmental Law, or any solid waste, or has knowledge of the release or threat of release of any Hazardous Materials from its products, properties or facilities; (c) has (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter relating to its business or any of its properties of facilities, (ii) received notice under the citizen suit provision of any Environmental Law in connection with its business or any of its properties or facilities, (iii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, and has no reason to believe that any matters described in (i)-(iv) above will be forthcoming. No lien has been imposed on any of the properties or facilities of the Company or any of its subsidiaries by any governmental agency at the Federal, state, or local level in connection with the presence of any Hazardous Materials.

     3.19 Information Supplied to RHI. Neither this Agreement, the Disclosure Schedule and Exhibits attached hereto, the other Financing Documents nor any document, certificate, projection or statement furnished to RHI by or on behalf of the Company contains any untrue statement of a material fact, and neither this Agreement nor the Disclosure Schedule omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     3.20 Brokers. There are no claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement from the Company or based on any arrangement or agreement made by or on behalf of the Company.

     3.21 Employee Benefit Plans. The Company does not maintain or contribute to any employee benefit plans other than the plans identified on the Disclosure Schedule. The Company is and has been in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by the Company for the benefit of its employees and, to the best knowledge of the Company, there are no claims (other than routine claims for benefits) pending or threatened with respect to any of such employee benefit plans. The Company does not maintain or contribute to, and has ever maintained or contributed to, any qualified retirement plan that is subject to the minimum funding requirements of Section 412 of the United States Internal Revenue Code of 1986, as amended. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing or deferred compensation plan or program. The Company is not required to make any payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement. The Company has never maintained or contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees. For purposes of this Section, the term "Company" includes all entities that have controlled, have been under the control of, or have been under common control with, the Company.

     3.22 Employees. The Company is not aware that any officer, director, executive or key employee of or consultant to the Company or any of its subsidiaries has any plans to terminate his relationship with the Company or such subsidiaries. The Company and its subsidiaries have complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, laws, equal opportunity, collective bargaining and the payment of social security and other taxes. None of the employees of the Company or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreements, the Company is not aware of any effort to establish a labor union or bargaining unit or similar organizational effort with respect to any such employees, and there is no labor strike or other labor trouble pending or threatened and with respect to the Company or any of its subsidiaries.

4. Representations and Warranties of RHI.

     RHI represents and warrants to the Company as follows:

     4.1 Investment. RHI is acquiring the Securities for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and RHI has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposi-tion thereof.

     4.2 Authority. RHI has full power and authority to execute, deliver and perform this Agreement in accordance with its terms. RHI has not been organized, reorganized, or recapitalized specifically for the purpose of investing in the Company. This Agreement is a valid and binding obligation of RHI, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity.

     4.3 Experience. RHI has adequate net worth and means to provide for its current needs and contingencies and the financial capacity to sustain a complete loss of its investment in the Company.

     4.4 Accredited Investor. RHI is an "accredited investor" as defined in Rule 501 of Regulation D adopted under the Securities Act.

5. Conditions Precedent to Closing. The effectiveness of the Initial Commitment shall be subject to the receipt by RHI of the following, each in form and substance satisfactory to RHI (it being understood that, in connection with any Closing subsequent to the Initial Closing, the Company shall also deliver such of the following as RHI shall reasonably request):

     5.1 An opinion from the General Counsel of the Company, dated as of the applicable Closing date, addressed to RHI, and substantially in the form attached hereto as Exhibit C;

     5.2 A certificate of the Secretary of the Company, dated as of the applicable Closing date, certifying as to (i) the incumbency and signatures of officers of the Company executing the Financing Documents and all other documents executed and delivered in connection herewith, (ii) a copy of the certificate of incorporation of the Company as in effect on such Closing date, certified as of a recent date by the Secretary of the State of Delaware, (iii) a copy of the by-laws of the Company, as in effect on such Closing date, and (iv) a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of the Financing Documents, all matters in connection with the Financing Documents, and the transactions contemplated thereby; and

     5.3 A certificate as of the most recent practicable date prior to the applicable Closing date, of the Secretary of State of the State of Delaware as to the Company's good standing;

     5.4 All consents and waivers required in connection with the Company's issuance of the Securities; and

     5.5 All other documents, instruments and agreements that RHI shall reasonably require in connection with this Agreement.

6. Certain Covenants of the Company. The Company covenants and agrees that for so long as RHI holds shares of capital stock representing 5% or more of the voting power on matters properly brought for a vote of the Company's stockholders ("Voting Power"), it will perform and observe the covenants and provisions of Sections 6.5, 6.6 and 6.9, and so long as RHI holds 5% or more of the Voting Power and has exercised the Option (as defined in the Option Agreement), it will perform and observe the following covenants and provisions (for purposes of this Agreement, ownership of any options, warrants or convertible securities entitling the holder thereof to acquire record or beneficial ownership in shares of capital stock shall be deemed ownership of the Voting Power of an equivalent number of shares of such capital stock):

     6.1 Financial Statements. The Company will maintain books of account in accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records and furnish to RHI the following reports:

          (a) within fifteen (15) days after the date of such filing, copies of all documents filed by the Company with the SEC including, but not limited to, all reports on Forms 10-K, 10-Q, 8-K and their exhibits; and

          (b) such other financial information as RHI may reasonably request, including, without limitation, certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section , other customary information and materials, including, without limitation, reports of adverse developments, management letters, communications with stockholders or directors, press releases, registration statements and any other reports filed by the Company, or by any of its officers and directors with respect to the Company, with a securities exchange or with the Securities and Exchange Commission (the "Commission").

     6.2 Payment of Taxes, Compliance with Laws, etc. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or any of its subsidiaries or upon their income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon their property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will, and will cause its subsidiaries to, use its best efforts to comply with all applicable laws and regulations in the conduct of its business including, without limitation, all Environmental Laws.

     6.3 Insurance. The Company will, and will cause its subsidiaries to, keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage sufficient in the reasonable business judgment of the Company to protect the Company and its subsidiaries. The Company will, and will cause its subsidiaries to, maintain with such insurers insurance against other hazards and risks and liability to persons and property which, in the reasonable business judgment of the Company, is customary in the industry in which the Company operates for companies of comparable size.

     6.4 Maintenance of Properties and Licenses. The Company will, and will cause its subsidiaries to, maintain all properties used or useful in the conduct of their business (including, without limitation, transmission sites) in good repair, working order and condition as is reasonably necessary to permit such business to be properly and advantageously conducted. The Company will, and will cause its subsidiaries to, keep in full force and effect all licenses, permits, approvals, consents and authorizations necessary or appropriate to conduct their businesses as presently conducted and as proposed to be conducted (collectively, "Licenses").

     6.5 Affiliated Transactions. Except with respect to compensation arrangements with, and the reimbursement of expenses of, employees of the Company in the ordinary course of business, all transactions by and between the Company or any of its subsidiaries and any director, officer, employee, or stockholder of the Company or any of its subsidiaries or persons controlled by or affiliated with such director, officer, employee or stockholder, shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from non-related persons at such time and shall be approved by the Board of Directors after full disclosure of the terms thereof, for which purpose the interest party, if a director, and any affiliate of the interested party who is a director, shall not be entitled to vote.

     6.6 Inspection Rights. At any time during normal business hours and upon reasonable prior notice to the Company, RHI or any of its designated representatives or agents may (a) visit and inspect the premises and any of the properties of the Company and its subsidiaries including its records and books of account (and make copies thereof and take extracts therefrom), and (b) discuss the affairs, finances and accounts of the Company and its subsidiaries with its officers, directors, employees and accountants, all at the expense of RHI.

     6.7 Litigation. The Company promptly (and, in any event, not later than the date of release of such information to the public generally) shall notify RHI or its transferees of any litigation or governmental proceeding or investigation pending (or, to the best knowledge of the Company, threatened) against the Company or any of its subsidiaries or against any officer, director, key employee, or principal stockholder of the Company or any of its subsidiaries, that if adversely determined, could have a Material Adverse Effect.

     6.8 Merger, Consolidations, Disposal of Ownership of Subsidiaries, etc. Without the prior written consent of RHI, the Company will not, and will not permit any of its subsidiaries to:

          (a) consolidate with or merge with any other corporation or entity;

          (b) convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any person or entity;

          (c) sell or otherwise dispose of any shares of any subsidiary or affiliate, nor will the Company permit any subsidiary to issue, sell or dispose of any shares of such subsidiary's own stock; or

          (d) sell, transfer or otherwise dispose of any of its Licenses.

     6.9 RHI Designates to Board of Directors. The Company shall use its best efforts so that, for so long as RHI owns shares of capital stock comprising five percent (5%) or more of the Voting Power, at least one member of the Company's Board of Directors is at all times designated by RHI, and for so long as RHI owns shares of capital stock comprising ten percent (10%) or more of the Voting Power, at least two members of the Company's Board of Directors is at all times designated by RHI. The Company shall use its best efforts to enter into all such agreements and take all other such actions as are necessary or appropriate in order to effect the foregoing or as reasonably requested by RHI in connection therewith. For purposes of this Section 6.9, ownership of any options, warrants or convertible securities that upon exercise or conversion shall entitle the holder thereof to acquire shares of capital stock, shall be deemed to be ownership of the Voting Power of the equivalent number of shares of capital stock.

7.       Miscellaneous.

     7.1 Transfer of Rights.

          (a) Transfer of Rights. The rights granted to RHI under Section may be transferred to The Fairchild Corporation, a New York corporation, or any of its affiliates (within the meaning of the Securities Act); provided, however, that the Company must receive written notice of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned.

          (b) Transferees. Any transferee to whom rights under Section are transferred in compliance with the terms hereof shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed by Section hereof to the same extent as if such transferee were RHI hereunder. Upon the execution of such instrument, such transferee shall be treated as RHI for all purposes hereunder.

          (c) Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 7.1 may not again transfer such rights to any other person or entity, other than as provided in (a) or (b) above.

     7.2 Rules 144 and 144A. At all times the Company will file all reports required under the Securities Act or the Exchange Act and the rules and regulations thereunder, and will take such further action as may be reasonably required to enable any holder of "restricted securities" (as defined in Rule 144 adopted by the Commission under the Securities Act) to sell such securities pursuant to Rule 144 or Rule 144A, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     7.3 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of Securities or the Company, upon any breach or default of the Company or such holder, as the case may be, under this Agreement, shall impair any such right, power or remedy of such holder or the Company, as the case may be, nor shall it be construed to be a waiver of any such breach or default or of any similar breach or default theretofore or thereafter occurring, or an acquiescence therein. Any waiver, permit, consent or approval of any kind or character on the part of any holder or the Company of any breach or default under this Agreement, or any waiver on the part of any holder or the Company of any provisions of conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     7.4 Adjustments. Except as otherwise specifically provided, all applicable provisions of this Agreement shall be automatically adjusted to reflect any stock dividend, stock split or combination or other such recapitalization.

     7.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto.

     7.6 Survival of Representations and Warranties. The representations, warranties, covenants, promises and agreements contained in this Agreement shall survive and remain in full force and effect for one (1) year after the Initial Closing date, without regard to any investigation made at any time by RHI or on their behalf.

     7.7 Expenses. The Company shall reimburse to RHI, promptly upon demand therefor, the fees and expenses of Cahill Gordon & Reindel, counsel to RHI, and any other professional and out-of-pocket expenses incurred by RHI; provided, however, that RHI shall not be responsible for more than $20,000 of the fees and expenses of Cahill Gordon & Reindel in connection with the negotiation, preparation, execution and delivery of this Agreement and the documents in connection herewith. In addition, the company shall bear its own legal and other expenses in connection with the transactions contemplated by this Agreement.

     7.8 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by overnight courier or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                  (a)      If to the Company:

                           Shared Technologies Cellular, Inc.
                              100 Great Meadow Road
                             Wethersfield, CT 06109
                             Attn: Legal Department
                           Telecopier: (860) 258-2455

(or at such other address as may have been furnished in writing by the Company to RHI)

                           with a copy to:

                           Gadsby & Hannah LLP
                           125 Summer Street
                           Boston, MA 02110
                           Attn:  Harold J. Carroll, Esq.
                           Telecopier:  (617) 345-7050

                  (b)      If to RHI:

                           RHI Holdings, Inc.
                           c/o The Fairchild Corporation
                           Washington Dulles International Airport
                           300 West Service Road
                           Chantilly, VA  20153
                           Attn:  Donald E. Miller, Esq.
                           Telecopier:  (703) 478-5775

(or at such other address as may have been furnished in writing by RHI to the Company)

                           with a copy to:

                             Cahill Gordon & Reindel
                           80 Pine Street
                            New York, New York 10005
                           Attn: James J. Clark, Esq.
                           Telecopier: (212) 269-5420

Any communication delivered in accordance with this Section 7.8 shall be deemed effective (i) if delivered by hand, when received at the receiving desk for the addressee, (ii) if telecopied, when receipt is confirmed by the telecopier machine, (iii) if sent by courier, two business days after deposit with such courier and (iv) if sent by mail, four business days after deposit in the mails.

     7.9 No Conditions to Effectiveness; Entire Agreement. There are no conditions to the effectiveness of this Agreement. This Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

     7.10 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom such amendment or waiver is to be enforced. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further continuing waiver of any such term, condition or provision.

     7.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       7.12 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Connecticut.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as an instrument as of the date first above written.



                              SHARED TECHNOLOGIES CELLULAR, INC.


                              By: /s/ Anthony D. Autorino
                                  -------------------------------
                                  Name:  Anthony D. Autorino
                                  Title: Chief Executive Officer



                               RHI HOLDINGS, INC.


                              By: /s/ Colin M. Cohen
                                  -------------------------------
                                  Name:   Colin M. Cohen
                                  Title:  Vice President and
                                          Chief Financial Officer



















                      WARRANT CERTIFICATE


Date:  _____ ___, ___                      [         ] Warrants


NEITHER THE WARRANTS EVIDENCED HEREBY, NOR THE STOCK TO BE ISSUED UPON EXERCISE THEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES LAWS (THE "STATE SECURITIES LAWS"). NO SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH THE APPLICABLE STATE SECURITIES LAWS, OR, IN THE CASE OF A SALE OR OTHER DISPOSITION OTHER THAN PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SAID REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND THAT APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH.


          This Warrant Certificate certifies that RHI HOLDINGS, INC. ("Purchaser"), a Delaware corporation, or any entity to which this Warrant is assigned in compliance with the terms hereof (Purchaser and any such assignee being hereafter sometimes referred to as "Holder"), is the holder of the number of Warrants set forth above. Each Warrant entitles the Holder to subscribe to and purchase, during the period commencing at the date first set forth above and ending at 5 p.m. Hartford, Connecticut, local time, on the fifth (5th) anniversary of such date (the "Expiration Time"), one(1) fully paid and nonassessable share of common stock, par value $0.01 per share (the "Common Stock"), of Shared Technologies Cellular, Inc. (the "Company"), a Delaware corporation with its principal place of business at 100 Great Meadow Road, Wethersfield, Connecticut, at a purchase





-------------------

1 If any of the events specified in Section 3 occur after the date of the Agreement and before the date of issuance of this Warrant Certificate, the number specified here shall be adjusted in accordance with Section 3.

price of $3.00(2) (such price, as adjusted in accordance with the terms herein, the "Exercise Price"). The number of shares for which each Warrant is exercisable (as adjusted, the "Exercise Ratio") and the Exercise Price is subject to adjustment as set forth herein.

          The Warrants evidenced hereby were issued to Purchaser pursuant to that certain Purchase Agreement dated as of December 27, 1996 between the Company and Purchaser (the "Agreement").


                                    ARTICLE I

                                   DEFINITIONS


1.1   "Common Stock Equivalents" shall mean Convertible
      Securities and Rights.

1.2 "Convertible Securities" means any securities which are directly or indirectly convertible or exchangeable into Common Stock.

1.3 "Effective Price" means the quotient obtained by dividing (i) Minimum Consideration by (ii) Maximum Shares Upon Exercise.

1.4   "Fair Market Value" means, at any date:

      (a) The average of the closing prices of the Common Stock quoted in the Over-The-Counter Market Summary (if not on the Nasdaq system) or the closing price quoted on the Nasdaq Stock Market or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the five (5) consecutive trading days prior to such date; or

      (b) If the Common Stock is not traded over-the-counter or on an exchange, the per share fair market value of

-------------------

2 If any of the events specified in Section 3 occur after the date of the Agreement and before the date of issuance of this Warrant Certificate, the Purchase Price specified here shall be adjusted in accordance with Section 3.

            the Common Stock at such date, as determined by an independent appraiser appointed in good faith by the Company's Board of Directors. The cost of such appraisal shall be borne by the Company.

1.5 "Maximum Shares Upon Exercise" means the maximum number of shares of Common Stock issuable under a Common Stock Equivalent upon complete exercise and full conversion of all Rights or Convertible Securities represented thereby, computed without regard to contingent adjustment to the number of shares issuable upon exercise and conversion (other than adjustments caused solely by the passage of time which increase the number of shares issuable upon exercise and conversion).

1.6 "Minimum Consideration" means the minimum aggregate consideration paid or payable at any time for the purchase of the Common Stock Equivalents during the term of the Common Stock Equivalents, and upon complete exercise and full conversion of the Common Stock Equivalents, computed without regard to contingent adjustments to exercise or conversion price (other than adjustments caused solely by the passage of time which reduce such minimum aggregate consideration).

1.7 "Rights" means any options, warrants, or rights to purchase Common Stock or Convertible Securities.


                                   ARTICLE II

                              EXERCISE AND PAYMENT


2.1 Cash Exercise. The Warrants represented by this Warrant Certificate may be exercised by Holder, in whole or in part, by the surrender of this Warrant Certificate at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the shares being purchased.

2.2 Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2.1, Holder may elect to receive shares of Common Stock equal to the value of the Warrants evidenced hereby (or of any portion thereof remaining unexercised) by surrender of this Warrant Certificate at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                        A

      Where    X  =     the number of shares of Common Stock to be
                        issued to Holder;

               Y = the number of shares of Common Stock purchasable under the Warrants being exercised (at the date of such calculation);

               A  =     the Fair Market Value of one share of
                        Common Stock (at the date of such
                        calculation); and

               B = Exercise Price (as adjusted to the date of such calculation).


2.3 Stock Certificate. In the event of any exercise of Warrants evidenced hereby, certificates for the shares of Common Stock so purchased shall be delivered to Holder within a reasonable time and, unless the Warrants evidenced hereby has been fully exercised or has expired, a new Warrant Certificate representing the Warrants that have been exercised shall also be issued to Holder within such time.

2.4   Automatic Exercise.

      (a) To the extent the Warrants evidenced hereby are not previously exercised, and if the Fair Market Value of one share of Common Stock is greater than the Exercise Price, the Warrants evidenced hereby shall be deemed automatically exercised in accordance with Section
            2.2 hereof (even if not surrendered) immediately before the Expiration Time.

      (b) If at any date prior to the Expiration Time the Fair Market Value of one share of Common Stock is greater than 200% of the Exercise Price, the Warrants evidenced hereby shall be deemed automatically exercised in accordance with Section 2.2 hereof (even if not surrendered).

      (c) To the extent the Warrants evidenced hereby are deemed automatically exercised pursuant to this Section 2.4, the Company agrees to notify Holder within a reasonable period of time of the number of shares of Common Stock, if any, Holder is to receive by reason of such automatic exercise.

2.5 Stock Fully Paid, Reservation of Shares. The Company covenants and agrees that all Common Stock which may be issued upon the exercise of Warrants evidenced hereby will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (excluding taxes based on the income of Holder). The Company further covenants and agrees that at all times prior to the Expiration Time, the Company will have authorized and reserved for issuance a sufficient number of shares of Common Stock as would be required upon the full exercise of the Warrants evidenced hereby.

2.6 Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise hereof, but in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share at the then effective Exercise Price.


                                   ARTICLE III

                        CERTAIN ADJUSTMENTS OF NUMBER OF
                      SHARES PURCHASABLE AND WARRANT PRICE


3.1 Reclassification, Consolidation or Merger. In case of: (i) any reclassification or change of outstanding securities issuable upon exercise of Warrants; (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of Warrants); or (iii) any sale or transfer to another corporation of all, or substantially all, of the property of the Company, then, and in each such event, the Company or such successor or purchasing corporation, as the case may be, shall execute a new Warrant Certificate which will provide that Holder shall have the right to exercise the Warrants evidenced by such new Warrant Certificate and purchase upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one share of Common Stock issuable upon exercise of a Warrant had a Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant Certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 3 and the provisions of Section 3.1, shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

3.2 Subdivision or Combination of Shares. If the Company shall at any time while this Warrant remains outstanding and unexercised in whole or in part: (i) divide its Common Stock, the Exercise Price shall be proportionately reduced and the Exercise Ratio shall be proportionately increased; or (ii) combine shares of its Common Stock, the Exercise Price shall be proportionately increased and the Exercise Ratio shall be proportionately decreased.

3.3   Adjustment for Issue or Sale of Shares at Less Than the
      Exercise Price.

      (a) If, in a transaction other than an issuance excepted from this provisions as set forth below or an issuance that causes an adjustment under Sections 3.1 or 3.2, the Company shall at any time or from time to time, issue any additional shares of Common Stock or Common Stock Equivalents without consideration or for a net consideration per share (or Effective Price in the case of Common Stock Equivalents) less than the Exercise Price in effect immediately prior to such issuance, then, and in each case, the Exercise Price shall be lowered to an amount equal to the lowest per share price received, or deemed received, by the Company as consideration for such Shares. In addition, the Exercise Ratio shall be adjusted in accordance with the formula:

                        E' = E x      (O + N)
                                 (O + (N x P/M))

      Where       E' =   the adjusted Exercise Ratio;

                  E  =   the current Exercise Ratio;

                  O = the number of shares of Common Stock outstanding immediately prior to the issuance to which this
                          Section 3.3 applies;

                  N = the number of shares of Common Stock so issued or the Maximum Shares Upon Exercise of the Common Stock Equivalents so issued, as the case may be;

                  P = the price of the shares of Common Stock so issued or the Effective Price of the Common Stock Equivalents so issued, as the case may be; and

                  M = the Exercise Price as of the time of determination or at the time of sale, as the case may be.

      (b) There shall be no adjustment under this Section 3.3 for any sales or issuances: (i) in a transaction in which an adjustment will be made pursuant to
            Section 3.1 or 3.2; (ii) of Common Stock or Common Stock Equivalents not in excess of ten percent (10%) of the shares of Common Stock issued and outstanding as of the date of the Agreement (measured cumulatively from the date of the Agreement), if such issuance is made pursuant to an employee incentive plan approved by the Company's shareholders and Board of Directors; or (iii) upon exercise or conversion of Common Stock Equivalents outstanding on the date of the Agreement.

      (c) The issuance of Common Stock Equivalents shall be deemed an issuance at the time of the issuance of such shares of Common Stock underlying the Common Stock Equivalents. No adjustment of the Exercise Price or the Exercise Ratio shall be made under this
            Section 3.3 upon the issuance of shares of Common Stock upon the exercise or conversion of Common Stock

            Equivalents if an adjustment has previously been made as above provided. Any adjustment of the Exercise Price or the Exercise Ratio shall be disregarded, if, as and when such Common Stock Equivalents expire or are cancelled without being exercised so that the Exercise Price and Exercise Ratio effective immediately upon such cancellation or expiration shall be equal to the Exercise Price and Exercise Ratio, respectively, in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Exercise Price and Exercise Ratio had the expired or cancelled Common Stock Equivalents not been issued.

3.4 Certain Distributions. If at any time the Company grants, issues or sells options, convertible securities, or rights to purchase capital stock of the Company, warrants or other securities pro rata to the record holders of Common Stock (the "Distribution Rights") or, without duplication, makes any dividend or otherwise makes any distribution ("Distribution") on shares of Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then the Company shall grant, issue, sell or make to Holder the aggregate Distribution Rights or Distribution, as the case may be, which the Holder would have acquired if Holder had held the maximum number of Shares acquirable upon complete exercise of the Holder's Warrants immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be. Except as provided in this Section 3.4, no payment or adjustment will be made for dividends on any Common Stock.

3.5 Other Action Affecting Common Stock. If the Company takes any action with respect to its capital structure affecting its Common Stock after the date hereof other than an action described in either of Sections 3.1 and 3.2 hereof, which would have a material effect upon Holder's rights hereunder, the Exercise Price and the Exercise Ratio shall be adjusted in such manner and at such time as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances; provided, however, that in no event shall the Exercise Price be increased or the Exercise Ratio be decreased pursuant to this Section 3.5.

3.6 Time of Adjustments to the Exercise Price and Exercise Ratio. All adjustments to the Exercise Price and the Exercise Ratio, unless otherwise specified herein, shall be effective as of the earliest of:

      (a) the date of issue (or date of sale, if earlier) of the security causing the adjustment;

      (b) the effective date of a division or combination of shares; and

      (c) the record date of any action of holders of the Company's capital stock of any class taken for the purpose of dividing or combining shares or entitling shareholders to receive a distribution or dividends.

3.7 Notice of Adjustments. In each case of an adjustment in the Exercise Price and Exercise Ratio, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to Section 5.12 hereof.

3.8 Duration of Adjusted Exercise Price or Exercise Ratio. Following each adjustment of the Exercise Price or Exercise Ratio, such adjusted Exercise Price or Exercise Ratio shall remain in effect until further adjustment of the Exercise Price or Exercise Ratio, respectively.


                                   ARTICLE IV

                           TRANSFER, EXCHANGE AND LOSS


4.1 Transfer. The Warrants evidenced hereby are transferable on the books of the Company and at its principal office by the registered Holder hereof upon surrender of this Warrant Certificate properly endorsed, subject to compliance with the federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant Certificate or Certificates representing the

      Warrants so transferred. Upon any partial transfer, the Company will issue an deliver to Holder a new Warrant Certificate or Certificates with respect to the Warrants not so transferred. Notwithstanding the foregoing, Holder shall not be entitled to transfer a number of shares or an interest in this Warrant Certificate representing less than five percent (5%) of the aggregate shares initially covered by this Warrant Certificate. Any transferee shall be subject to the same restrictions on transfer with respect to this Warrant as the Purchaser.

4.2 Securities Laws. Upon any issuance of shares of Common Stock upon exercise of Warrants evidenced hereby, it shall be the Company's responsibility to comply with the requirements of: (1) the Securities Act; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any State Securities Laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of Warrants evidenced hereby, Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereto in violation of applicable laws, (ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (iii) its cooperation to the Company in connection with such compliance.

4.3 Exchange. This Warrant Certificate is exchangeable at the principal office of the Company for a Warrant Certificate or Certificates representing the same aggregate number of Warrants evidenced hereby. Each new Warrant Certificate shall be identical in form and content to this Warrant Certificate, except for appropriate changes in the number of Warrants, the percentage stated in Section 4.1 above, and any other changes which are necessary in order to prevent the exchange from changing the respective rights and obligations of the Company and the Holder as they existed immediately prior to such exchange.

4.4 Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant

      Certificate and (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant Certificate.

                                    ARTICLE V

                                  MISCELLANEOUS


5.1 No Shareholder Rights Until Exercise. Except as specifically provided herein, no Holder Hereof, solely by virtue hereof, shall be entitled to any rights as a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased and paid for as provided herein (a) upon exercise hereof at the time of cash or net issue exercise pursuant to Section 2.1 and 2.2 hereof or (b) at the time of automatic exercise hereof (even if not surrendered) pursuant to Section
      2.5 hereof.

5.2 Notice of Changes in Capital Structure. The Company further covenants and agrees that it will give each Holder at least 10 days' prior written notice of any intended change to the composition of its capital structure, whether by issuance of new securities or otherwise, if any such change would require an adjustment of the Exercise Ratio or the Exercise Price hereunder.

5.3 No Dilution or Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dilution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of Warrants evidenced hereby above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock upon the exercise of Warrants evidenced hereby.

5.4 Registration Rights. The holders of shares of Common Stock or other securities issued upon exercise of the Warrants evidenced hereby are entitled to the registration rights set forth in the Registration Rights Agreement dated as of December 27, 1996 between the Company and Purchaser.

5.5 Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, and delivery of Warrants evidenced hereby, and the issuance, sale and delivery of the shares of Common Stock or other securities or property issuable or deliverable upon exercise of Warrants.

5.6 Governing Laws. It is the intention of the parties hereto that except as set forth below, the internal laws of the state of Connecticut, U.S.A. (irrespective of its choice of law principles) shall govern the validity of this warrant, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Notwithstanding the foregoing, the corporation laws of the State of Delaware shall govern the procedural and substantive matters pertaining to the due authorization, issuance, delivery and exercise of this Warrant and the shares of Common Stock upon exercise hereof. Except as set forth below, the parties hereby agree that any suit to enforce any provision of this Warrant arising out of or based upon this Warrant or the business relationship between any of the parties hereto shall be brought in the United States District Court of the District of Connecticut or the Superior Court in Hartford, Connecticut. Each party hereby agrees that such courts shall have personal jurisdiction and venue with respect to such party, and each party hereby submits to the personal jurisdiction and venue of such courts. In addition to the foregoing jurisdiction, Holder at its sole option, may commence any such suit in any jurisdiction in which the Company has a business office or is incorporated.

5.7 Binding Upon Successors and Assigns. Subject to, and unless otherwise provided in, this Warrant, each and all of the covenants, terms provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

5.8 Severabililty. If any one or more provisions of this Warrant Certificate, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant Certificate and the application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provisions of this Warrant Certificate with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

5.9 Default, Amendment and Waivers. This Warrant may be amended upon the written consent of the Company and the Holder. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

5.10 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

5.11 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Warrant Certificate, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

5.12 Notices. whenever any party hereto desires or is required to give any notices, demand, or request with respect to this Warrant, each such communication shall be in writing and shall be effective only if it is delivered by personal service, sent by telecopy or mailed, United States certified mail, overnight service, postage prepaid, return receipt requested, addressed as follows:


            Company:    Share Technologies Cellular, Inc.
                        100 Great Meadow Road
                        Wethersfield, CT  06109
                        Attn:  Legal Department
                        Fax No. (203) 258-2401

            Holder:     RHI Holdings, Inc.
                        Washington Dulles International Airport
                        300 West Service Road
                        Chantilly, VA  20153
                        Attn:  Donald E. Miller, Esq.
                        Fax No. (703) 478-5775


      Such communication shall be effective when they are personally delivered, or telecopied, to the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective one (1) business days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

5.13  Time.  Time is of the essence of this Warrant.

5.14 No Endorsement. Holder understands that no federal or state securities administrator has made any findings or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

5.15 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

5.16 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.

                                    COMPANY:


                                    SHARED TECHNOLOGIES CELLULAR, INC.



                                     By:
                                         ------------------------------
                                         Name:
                                         Title:

























THIS OPTION AGREEMENT HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933
AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS
SO REGISTERED OR AN EXEMPTION FROM REGISTRATION
UNDER SAID ACT IS AVAILABLE.

                                OPTION AGREEMENT


          This OPTION AGREEMENT ("Agreement") is made as of the 27th day of December, 1996 by and between Shared Technologies Fairchild Inc., a Delaware corporation with a principal place of business at 100 Great Meadow Road, Wethersfield, Connecticut 06109 (the "Company") and RHI Holdings, Inc., a Delaware corporation with a principal place of business at 110 East 59th Street, 31st Floor, New York, New York 10022 ("Optionee"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Purchase Agreement by and between Optionee and the Issuer of even date herewith (the "Purchase Agreement").

          WHEREAS, the Company is the owner of Two Hundred Fifty Thousand (250,000) shares of Series B Convertible Preferred Stock (the "Series B Preferred"), $.01 par value per share of Shared Technologies Cellular, Inc., a Delaware corporation (the "Issuer"), and a certain warrant (the "Warrant") registered in the name of the Company representing the right to purchase shares of common stock ("Common Stock"), $.01 par value per share of the Issuer, and all capital stock, rights and privileges appurtenant thereto and associated therewith, (such shares of Series B Preferred, such Warrant and such capital stock, rights and privileges, collectively, the "Securities"), including, without limitation, the rights set forth in a certain Stock Purchase Agreement dated as of August 19, 1996 between the Issuer and the Company (the "Stock Purchase Agreement") and a certain Equity Holders Agreement dated as of August 19, 1996 among International Capital Partners, Inc. and its affiliates, Zesiger Capital Group LLC and the Company (the "Equity Holders Agreement"); and

          WHEREAS, the Company desires to grant Optionee an option to purchase the Securities and Optionee desires an option to purchase the Securities, upon the terms and conditions herein stated.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Grant of Option. The Company hereby grants to Optionee an option (the "Option") to purchase all, but not less than all, of the Securities upon the terms and conditions hereinafter set forth.

          2. Payment for the Option. Simultaneously with the execution hereof, Optionee shall pay to the Company Five Thousand Dollars ($5,000.00) (the "Option Price") by certified or bank cashier's check or other immediately available funds for the purchase of the Option.

          3. Effective Date. This Option shall become effective upon the Initial Closing.

          4. Termination Date. This Option shall terminate and be of no further force or effect 156 days after the date of the Initial Closing if Optionee has failed to purchase 666,667 or more Units pursuant to the Purchase Agreement on or prior to such date (the "Termination Date").

          5. Repurchase of Option. If the Issuer exercises its Repurchase Option pursuant to Section 2 of the Purchase Agreement, the Company shall repurchase the Option from Optionee by paying to Optionee the Option Price by certified or bank cashier's check or other immediately available funds.

          6. Purchase Price. The purchase price of the Securities shall be Two Million Four Hundred Ninety-Five Thousand Dollars ($2,495,000.00) (the "Purchase Price") and shall be payable in the form of a Promissory Note substantially in the form of Exhibit A attached hereto and made a part hereof (the "Note"). The Note shall be secured by a Pledge Agreement substantially in the form of Exhibit B attached hereto and made a part hereof (the "Pledge Agreement").

          7. Exercise Procedure. Subject to the conditions set forth in this Option Agreement, this Option shall be exercised by Optionee's delivery of written notice of exercise to the Company at its address set forth above. Such exercise shall be effective upon receipt by the Company of an executed original copy of the Note and the Pledge Agreement. (The effective date of exercise, if at all, is referred to herein as the "Exercise Date"). The Optionee may not purchase less than all of the Securities.

          8. Delivery of Shares. (a) Upon payment of the Purchase Price, the Company shall deliver to Optionee :

               (i) the shares of Series B Preferred, duly endorsed in blank or accompanied by duly executed stock transfer powers with all requisite stock transfer stamps attached; and

               (ii) the Warrant, accompanied by a duly executed Warrant assignment.

          (b) Effective upon payment of the Purchase Price, the Company hereby sells, assigns and transfers unto Optionee, and Optionee hereby purchases, acquires and accepts all right, title, and interest of the Company in, to and under the Stock Purchase Agreement and the Equity Holders Agreement.

          (c) The Company and Optionee shall execute such other instruments and take such other action as are reasonably requested by the other or the Issuer to effect the transfers of the Securities.

          9. Representations and Warranties of the Company. The Company hereby represents and warrants to Optionee as of the date hereof and as of the Exercise Date, that:

          (a) The Company is the sole, legal and beneficial owner and holder of the Securities, and all such shares of Securities are owned free and clear of all liens, encumbrances, charges, restrictions and assessments of every nature. The Company has full power and authority to sell, assign and transfer the Securities in accordance with the terms hereof.

          (b) The Company has full right, power, authority and capacity to sell, assign, transfer and deliver the Securities pursuant to this Assignment. Upon payment of the Purchase Price and delivery of the Securities to Optionee, Optionee will have good, valid and marketable title to the Securities, free and clear of all liens, encumbrances, charges, restrictions and assessments of every nature, except as provided in the Pledge Agreement.

          (c) The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered on behalf of the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms, except that enforceability hereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by principles of equity regarding the availability of remedies.

          10. Representations and Warranties of Optionee. Optionee represents and warrants on the date hereof and at the Exercise Date that:

          (a) The execution, delivery and performance by Optionee of this Agreement has been, and the Note and the Pledge Agreement will be, duly authorized by all requisite corporate action. This Agreement has been, and the Note and the Pledge Agreement will be, duly executed and delivered on behalf of Optionee and constitute the valid and binding obligations of Optionee, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity.

          (b) Optionee acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by it, its attorney and/or its accountant and the books and records of the Company will be available upon reasonable notice, for inspection by Optionee during reasonable business hours at the Company's principal place of business. Optionee and/or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company or a person or persons acting on its behalf, concerning the terms and conditions of the offering of the Option and the Securities. All such questions have been answered to the full satisfaction of Optionee. No representations (whether written or oral) have been furnished to Optionee or its advisor(s) in connection with the offering of the Option or the Securities which were in any way inconsistent with the information referenced above. Optionee is acquiring the Option and the Securities without being furnished any offering literature or prospectus other than the documents referred to herein.

          (c) Optionee (i) has adequate means of providing for its current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Option and the Securities for an indefinite period, (iv) can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable, that are disproportionate to Optionee's net worth, and Optionee's investment in the Option and the Securities will not cause such overall commitment to become excessive.

          (d) Optionee recognizes that the purchase of the Option and the Securities involves significant risks and is not recommended for investors who have any need for a current return on their investment or who cannot bear the risk of losing their entire investment.

          (e) Optionee understands that the sale of the Option or the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom. Optionee understands that the Option and the Securities must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act or an exemption from such registration is available.

          (f) The Option and the Securities are being purchased solely for Optionee's own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in the Option or the Securities.

          (g) Optionee will not transfer the Option or the Securities without registering them under applicable federal or state securities laws unless the transfer is exempt from registration under such laws. Optionee realizes that the Company may not allow a transfer of the Option or the Securities unless the transferee meets the suitability standards as an initial purchaser of the Option or the Securities. Optionee understands that legends will be placed on certificates representing the Securities, with respect to the above restrictions on resale or other disposition of the Securities and that stop transfer instructions have or will be placed with respect to the Option and the Securities so as to restrict the assignment, resale or other disposition thereof.

          11. Non Transferability of Option. The Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process; provided, however, that the Option may be transferred to The Fairchild Corporation, a New York corporation ("TFC"), or any of its affiliates (as such term is defined in the Act). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option or such rights, the Option and such rights shall, at the election of the Company, shall terminate and be of no further force or effect.

          12. Miscellaneous.

          (a) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however that the Option may be sold or otherwise transferred only to TFC or its affiliates without any restriction whatsoever (other than applicable Federal and state securities laws). Upon any such transfer, the transferee of the Option shall have the benefits of this Agreement.

          (b) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Optionee.

          (c) Any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below, (b) in the case of mailed notice, three (3) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, postage prepaid, (c) in the case of telex, facsimile or other telecommunications transmission, upon receipt, or (d) in the case of notice by Federal Express or other reputable overnight courier service, one (1) business day after delivery to such courier service, addressed to the party to be notified as follows: (i) if to Optionee, at the address set forth above,
Attention: Jeffrey J. Steiner (Telecopy: (212) 888-5674), with a copy to Donald
E. Miller, Esq., The Fairchild Corporation, 300 West Service Road, Chantilly, Virginia 22021 (Telecopy: (703) 478-5775) and (ii) if to the Company, at the address set forth above, Attention: Legal Department (Telecopy: (860) 258-2455), or at such other address as the party to whom such notice is directed may have designated by notice to the other party hereto.

          (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under their respective corporate seals as of the day and year first above written.

                                  SHARED TECHNOLOGIES FAIRCHILD INC.


                                  By:  /s/ Vincent DiVincenzo
                                       -------------------------------
                                       Vincent DiVincenzo
                                       Chief Financial Officer

                                  RHI HOLDINGS, INC.


                                  By:  /s/ Colin M. Cohen
                                       -------------------------------
                                      Name:  Colin M. Cohen
                                     Title:  Vice President and
                                             Chief Financial Officer

ACKNOWLEDGED AND AGREED TO:

SHARED TECHNOLOGIES CELLULAR, INC.


By:  /s/ Vincent DiVincenzo
     -----------------------------
     Vincent DiVincenzo
     Chief Financial Officer

Date:    December 27, 1996